EXHIBIT 23.2




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 19, 2000 included in AML Communications, Inc.'s Form 10-KSB, for the fiscal year ended March 31, 2000 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP

Los Angeles, California
November 30, 2000